                                                                    EXHIBIT 10.8
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                            THREE PARK AVENUE CO.,

                                                  Landlord,

                            MJN ENTERPRISES, INC.,

                                                  Tenant.




                               ----------------
                                    LEASE
                               ----------------





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Premises:  3 Park Avenue
           New York, New York 10022
           Part of the 38th Floor

                               TABLE OF CONTENTS
                               -----------------


ARTICLE                                                               PAGE
-------                                                               ----
      1   Premises; Term...........................................      1
      2   Commencement of Term.....................................      1
      3   Rent.....................................................      2
      4   Use......................................................      3
      5   Alterations, Fixtures....................................      4
      6   Repairs..................................................      6
      7   Floor Load; Noise........................................      7
      8   Laws, Ordinances, Requirements of Public Authorities.....      7
      9   Insurance................................................      8
     10   Damage by Fire or Other Cause............................     10
     11   Assignment, Subletting, Mortgaging.......................     11
     12   No Liability of Landlord and Indemnity by Tenant.........     17
     13   Moving of Heavy Equipment................................     18
     14   Condemnation.............................................     18
     15   Entry, Right to Change Public Portions of the Building...     19
     16   Conditional Limitations, Etc.............................     20
     17   Mechanic's Liens.........................................     24
     18   Landlord's Right to Perform Obligations..................     25
     19   Covenant of Quiet Enjoyment..............................     25
     20   Excavation...............................................     25
     21   Services and Equipment...................................     26
     22   Escalation...............................................     27
     23   Electric Inclusion.......................................     31
     24   Broker...................................................     33
     25   Subordination and Ground Lease...........................     33
     26   Estoppel Certificate.....................................     36
     27   Waiver of Jury Trial.....................................     36
     28   Surrender of Premises....................................     36
     29   Rules-and Regulations....................................     37
     30   Successors and Assigns and Definitions...................     37
     31   Notices..................................................     38
     32   No Waiver; Entire Agreement..............................     38
     33   Captions.................................................     39
     34   Inability to Perform.....................................     40
     35   No Representations by Landlord...........................     40
     36   Rent Control.............................................     40
     37   Security Deposit.........................................     41
     38   Late Payment Charges.....................................     43

Testimonium and Signatures
Acknowledgments

     INDENTURE OF LEASE ("Lease") made this 28th day of April, 1995, between THREE PARK AVENUE CO., a New York limited partnership, having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord") and MJN ENTERPRISES, INC., a New York corporation, having an office at 100 Park Avenue, New York, New York 10017 ("Tenant").

                             W I T N E S S E T H :
                             ---------------------

                                   ARTICLE 1

                                Premises; Term

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Demised Premises") : part of the 38th floor, as shown on the floor plan (Schedule A) attached hereto, in the office building known as and by the street number 3 Park Avenue, in the Borough of Manhattan, City and State of New York ("Building"), located on the land more particularly described on Schedule C attached hereto, upon and subject to the terms, covenants and conditions hereafter set forth.

     TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on the Commencement Date (as defined in Article 2 hereof) and ending on a date (the "Expiration Date") which shall be five (5) years after the Commencement Date, plus the number of days required, if any, to have such term expire on the last day of the calendar month, or on such earlier date upon which said term may expire or terminate pursuant to the conditions of this Lease or pursuant to law.

     IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

                                   ARTICLE 2

                             Commencement of Term

     Section 2.01. The term of this Lease and the payment of minimum rent hereunder shall commence on the date that Landlord's work set forth on Schedule B shall be substantially completed and Landlord shall deliver possession of the Demised Premises on the Commencement Date. Landlord shall give Tenant at least fifteen (15) days' prior written notice of the anticipated date of substantial completion, provided Landlord shall have no liability or responsibility to
Tenant: if the Demised Premises have not been substantially completed on the date set forth in Landlord's notice. Except as set forth on Schedule B, Landlord shall have no obligation to perform any other work in connection with preparing the Demised Premises for Tenant's occupancy. Landlord's work shall be deemed to be substantially completed even though minor details or adjustments, none of which materially interfere with Tenant's use of the Demised Premises, may not then have been completed, but Landlord agrees, at its sole cost and expense, to promptly thereafter complete all unfinished work. However, if Tenant shall enter into possession of the Demised Premises and commence the conduct of its business, the Commencement Date shall be the date of such entry regardless of whether the foregoing events shall have occurred. Upon Tenant obtaining the building permit referred to in Schedule B, Landlord shall promptly thereafter commence its work and diligently perform the same at Landlord's sole cost and expense. If Landlord has not substantially completed its work within one hundred eighty (180) days after such building permit has been obtained (subject, however, to the provisions of Article 34), then Tenant shall be entitled to an abatement of the minimum rent only, in addition to the abatement provided in Section 3.02, equal to one (1) business day for each one (1) business day thereafter that the Demised Premises have not been substantially completed to the date of substantial completion; and if Landlord has not substantially completed its work within two hundred seventy (270) days after such building permit has been obtained (subject, however, to the provisions of Article 34), the Tenant shall be entitled to an abatement of the minimum rent only, in addition to the abatement provided in Section 3.02, equal to two (2) business days for each one
(1) business day thereafter that the Demised Premises have not been substantially completed to the date of substantial completion; and if Landlord has not substantially completed its work within three hundred sixty-five (365) days after such building permit has been obtained, then Tenant, as its sole remedy, shall thereafter have the right to terminate this Lease upon not less than ten (10) days, prior written notice to Landlord in which event this Lease shall terminate on the date set forth in such notice unless Landlord, prior to such date, substantially completes its work. Upon such termination, Landlord shall return to Tenant the moneys paid to Landlord upon the execution of this Lease and neither party shall have any further rights or obligations hereunder.

     Section 2.02. Tenant has fully inspected the Demised Premises, is familiar with the condition thereof and agrees to accept possession of the same on the Commencement Date in their present "As Is" condition, except for Landlord's work as set forth in Schedule B.

     Section 2.03. If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

     Section 2.04. Promptly after the Commencement Date, Landlord and Tenant will execute a statement in recordable form confirming the Commencement and Expiration Dates of this Lease, in accordance with the foregoing provisions.

                                   ARTICLE 3

                                     Rent

     Section 3.01. Tenant shall pay, as rent for the Demised Premises, the following:

          (a) a fixed minimum rent (the "minimum rent") at the annual rate of $114,000.00 per annum (or $9,500.00 per month), plus the period from the Commencement Date to the end of the month in which the same occurs if the

     Commencement Date is other than the first day of a month calculated on a pro rata basis; and

          (b) all other sums and charges required to be paid by Tenant under the terms of this Lease (including without limitation, the payments required to be made under Article 22), which shall be deemed to be and are sometimes referred to hereafter as additional rent.

     Section 3.02. Notwithstanding the provisions of Section 3.01 hereof, and provided Tenant is not then in default hereunder, Tenant shall be entitled to an abatement of part of the minimum rent only in the amount of $8,400.00 per month for each of the 1st, 2nd, 3rd, 16th and 17th months following the Commencement Date; provided that the balance of minimum rent of $1,100.00 for each of said months shall be due and payable. Tenant acknowledges that the consideration for the aforesaid abatement of minimum rent is Tenant's agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. Therefore, if Tenant shall default under any of such terms, covenants and conditions, the aggregate amount of all minimum rent that was abated shall immediately thereafter become due and payable by Tenant to Landlord. In the event of Tenant's failure to pay such aggregate amount to Landlord, Landlord shall be entitled to the same rights and remedies as in the event of Tenant's default in the payment of minimum rent. Except as otherwise expressly set forth herein, Tenant shall be required to pay additional rent and all other sums from and after the Commencement Date.

     Section 3.03. The minimum rent shall be payable in equal monthly installments in advance on the first day of each and every month during the term of this Lease, except that the first full month's rent installment shall be paid upon the execution of this Lease and be credited against minimum rent becoming due on the fourth (4th) month of the term hereof.

     Section 3.04. Tenant shall pay the minimum rent and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment and such portion thereof which is payable directly to Landlord shall be paid at the principal place of business of Landlord, to wit: 750 Lexington Avenue, New York, New York 10022, or at such other place as Landlord may designate by notice to Tenant.

     Section 3.05. The minimum rent and additional rent shall be payable by Tenant without any set-off, abatement or deduction whatsoever and without notice or demand, except as otherwise expressly provided herein.

                                   ARTICLE 4

                                      Use

     Section 4.01. Tenant shall use and occupy the Demised Premises only for administrative, executive and general office purposes and for a computer-based telecommunications business related thereto.

     Section 4.02. Notwithstanding the provisions of Section 4.01, Tenant shall not use or allow the use of the Demised Premises or any part thereof (1) for the cooking and/or sale of food; (2) for storage for sale of any alcoholic beverage in the Demised Premises; (3) for storage for and/or sale of any product or material from the Demised Premises; (4) for manufacturing or printing purposes (other than such incidental printing as Tenant may perform in connection with the conduct of its usual operations); (5) for the conduct of a school or training facility or similar type of business which results in the presence of the general public in the Demised Premises; (6) for the conduct of the business of an employment agency or personnel agency; (7) for the conduct of any public auction or exhibition; (8) for occupancy by a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby and which has diplomatic or sovereign immunity or the like with respect to a commercial lease; (9) for messenger or delivery service (excluding Tenant's own employees or outside services); (10) as a public stenographer or typist;
(11) as a telephone or telegraph agency; (12) as a company engaged in the business of renting office(s) or desk space; (13) as medical offices or a laboratory; (14) as a travel agency; (15) as a dating service; (16) as a restaurant.

     Section 4.03. If any governmental license or permit, other than a Certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

     Section 4.04. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of occupancy for the Demised Premises or for the Building, and will not permit or cause any act to be done or any condition to exist on the Demised Premises which may be dangerous unless safeguarded as required by law, or which in law constitutes a nuisance, public or private, or which may make void or voidable any insurance then in force covering the Building and building equipment. Landlord represents that Tenant's proposed uses set forth in Section 4.01 are permitted under the current valid and subsistent Certificate of Occupancy.

                                   ARTICLE 5

                             Alterations, Fixtures

     Section 5.01. Tenant, without Landlord's prior consent, shall make no alterations, installations, additions, or structural improvements affixed in or to the Demised Premises ("work") including, but not limited to a water cooler, an air-conditioning or cooling system, or any unit or part thereof or other apparatus of like or other nature, paneling, partitions, railings, mezzanine floors, galleries and the like. If any contractor, other than Landlord, shall perform work, such contractor shall first be approved by Landlord, and as a condition of such approval,

Tenant shall pay to Landlord ten (10k) per cent of the cost of such work for supervision, coordination and other expenses incurred by Landlord in connection therewith. Notwithstanding the foregoing, such ten (10k) percent charge shall not be applicable to the following work performed by Tenant: painting, floor covering, wall covering, light fixtures and furnishings. Worker's Compensation and public liability insurance and property damage insurance, all in amounts and with companies and/or forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord. All such work shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate and in full compliance with all governmental authorities having jurisdiction thereover. Upon completion of the work, Tenant shall deliver to Landlord full scale "as built" plans for the same. All work affixed to the realty or if not so affixed but for which Tenant shall have received a credit (other than Tenant's trade fixtures), shall become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the term or any renewal or extension term, as the case may be, without allowance to Tenant or charge to Landlord, unless Landlord elects otherwise on notice to Tenant given at any time prior to or on any termination of this Lease. If Landlord shall elect otherwise, then all such work or such portion thereof as Landlord shall elect, shall be removed by Tenant and Tenant shall restore the Demised Premises, at Tenant's expense to such condition that it shall blend in and harmonize with the surrounding area. If any Building facilities or services, including but not limited to air-conditioning and ventilating equipment installed by Landlord, are adversely affected or damaged by reason of the work by Tenant, Tenant, at its expense, shall repair such damage and shall correct the work so as to prevent any further damage or adverse effect on such facilities or services.

     Section 5.02.  Prior to commencing any work pursuant to the provisions of
Section 5.01, Tenant shall furnish to Landlord:

          (a) Copies of all governmental permits and authorizations which may be required in connection with such work.

          (b) A certificate evidencing that Tenant (or Tenant's contractor) has procured worker's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Overlandlord, as defined in Article 25, Landlord, Tenant or the Building.

          (c) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 9.03) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

     Section 5.03. Where furnished by or at the expense of Tenant (except the replacement of an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit), all movable property, furniture, furnishings and trade fixtures ("personalty") other than those affixed to the realty shall remain the property of and shall be removed by Tenant on or prior to any termination or expiration of this Lease, and, in the case of damage by reason of such removal, Tenant, at Tenant's expense, promptly shall repair the damage. If Tenant does not remove any such personalty, Landlord, at its election, and upon notice to Tenant, (a) may cause the personalty to be removed and placed in storage at Tenant's expense or (b) may treat the personalty as abandoned and may dispose of the personalty as it sees fit without accounting to Tenant for any proceeds realized upon such disposal.

     Section 5.04. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 5 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or interfere with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 5, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's work, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises during those hours other than as provided in Section 21.01 (a).

                                   ARTICLE 6

                                    Repairs

     Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Demised Premises or the Building or to any building equipment caused by Tenant moving property in or out of the Building or by installation or removal of personalty or resulting from negligence or improper conduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant's expense, and whether or not involving structural changes or alterations, to the reasonable satisfaction of Landlord. All repairs shall include replacements or substitutions where necessary and shall be at least equal to the quality, class and value of the property repaired, replaced or substituted and shall be done in a good and workmanlike manner.

     Section 6.02. Landlord, at its expense, shall perform all maintenance, repairs and replacements, structural and otherwise, to the exterior and public portions of the Building, and the Building systems within the Demised Premises, including but not limited to the HVAC, mechanical, plumbing and electrical systems, unless Tenant is required to make them under the provisions of Section
6.01 or unless required as a result of the performance or existence of alterations performed by Tenant or on Tenant's behalf, in which event Tenant at its expense shall perform such maintenance, repairs and replacements. Tenant shall notify Landlord of the necessity for any repairs for which Landlord may be responsible under the provisions of this

Section and, following such notice, Landlord, upon prior reasonable notice (except no notice in an emergency) shall remedy the condition with reasonable diligence. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. However, Landlord shall use reasonable efforts to perform such repairs or changes in a manner to minimize interference with the conduct of Tenant's business, except Landlord shall not be obligated to employ overtime or premium labor.

     Section 6.03. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk abutting the Building.

                                   ARTICLE 7

                               Floor Load; Noise

     Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (50 lbs. per square foot) and which is allowed by law.

     Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises, to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate such objectionable or interfering noise or vibration.

                                   ARTICLE 8

             Laws, Ordinances, Requirements of Public Authorities

     Section 8.01.

          (a) Tenant, at its expense, shall comply with all laws, orders, ordinances, rules and regulations and directions of Federal, State, County and Municipal authorities and departments thereof having applicability over the Demised Premises and the Building ("Governmental Requirements") referable to Tenant or the Demised Premises, whether or not arising by reason of (i) Tenant's occupancy, use or manner of use of the Demised Premises or any installations made therein by or at Tenant's request, or
     (ii) any default by Tenant under this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to remove any violations affecting the Demised Premises prior to the Commencement Date.

          (b) Landlord, at its expense, shall comply with all Governmental Requirements relating to the public portions of the Building, that Tenant is not obligated to comply with them under the provisions of subdivision
     (a) of this Section. Landlord, at its expense, may contest the validity of any Governmental Requirements and postpone compliance therewith pending such contest, provided such contest will not subject Tenant to civil or criminal liability.

     Section 8.02. If Tenant receives written notice of any violation of any Governmental Requirements applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

     Section 8.03. Tenant will not clean, nor allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

                                   ARTICLE 9

                                   Insurance

     Section 9.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Building or the terms of the insurance policies covering the Building and the property and equipment therein; and Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and of the insurance carriers, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of insurance for the Building or any property or equipment therein over the rate in effect on the Commencement Date.

     Section 9.02. If, by reason of Tenant's failure to comply with the provisions of Section 9.01 or any of the other provisions of this Lease, the rate of insurance for the Building or the property and equipment of Landlord shall be increased to an amount higher than on the Commencement Date, Tenant shall pay to Landlord any additional or increased insurance premiums to the extent resulting therefrom thereafter paid by Landlord, and Tenant shall make such payment within ten (10) days after demand of Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

     Section 9.03

          (a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance coverage:

               (i) A comprehensive policy of liability insurance protecting Landlord, Tenant and the Lessor (as defined in Article 25) against any and all claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than $2,000,000.00 combined single limit for personal injury, death and property damage arising out of one occurrence or accident.

               (ii) Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Landlord's work pursuant to Schedule B and Tenant's work (as referred to in Section 5.01), located in the Demised Premises.

          (b) All such insurance shall (i) be effected under valid and enforceable policies, (ii) be issued by insurers of recognized responsibility authorized to do business in the State of New York, (iii) contain a provision whereby the insurer agrees not to cancel the insurance without at least thirty (30) days, prior written notice to Landlord, and
     (iv) contain a provision that no act or omission of Tenant shall result in forfeiture of the insurance as against Landlord.

     On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums therefor.

     Section 9.04. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire and extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     Subject to the foregoing provisions of this Section 9.04, and insofar as may be permitted by the terms of the insurance policies carried by it, (i) each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease covered by insurance, and (ii) Tenant releases other tenants to the extent that the policies of such other tenants permit a similar waiver for the benefit of Tenant and such other tenant gives such a waiver.

                                  ARTICLE 10

                         Damage by Fire or Other Cause

     Section 10.01. If the Demised Premises or the Building shall be partially damaged by fire (or other hazards included in extended coverage endorsements to fire insurance policies covering property in the City of New York) the damage shall be repaired by and at the expense of Landlord and the minimum rent until such repairs shall be made, shall be apportioned according to the part of the Demised Premises which is usable by Tenant; and if Tenant is unable to use all of the Demised Premises although a part thereof remains undamaged, then all of the minimum rent shall be abated until such repairs have been made. Landlord shall have no responsibility to repair any damage to Landlord's work performed pursuant to Schedule B or Tenant's work (as referred to in Section 5.01), the same being the responsibility of Tenant. No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord, unavoidable delays (as hereinafter defined), or any other cause beyond Landlord's reasonable control. Tenant shall give immediate notice to Landlord in case of fire or other damage to the Demised Premises of which Tenant has knowledge. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or any such other casualty, and if Landlord decides not to restore or rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises shall have been damaged), Landlord at its election may, within sixty (60) days after such fire or other casualty, notify Tenant of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord. Tenant hereby waives the provisions of Section 227 of the Real Property Law, and the provisions of this Article shall govern and control in lieu thereof. If the damage is due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

     Notwithstanding the foregoing, if Landlord does not substantially complete such repairs within one hundred eighty (180) days following the date of such casualty (subject to unavoidable delays as provided in Article 34), then Tenant may elect to terminate this Lease by notice to Landlord within ten (10) days following the expiration of such one hundred eighty (180) day period, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord, unless within such thirty (30) day period, Landlord substantially completes such restoration or rebuilding in which event this Lease shall remain in full force and effect.

     Section 10.02. No damages or compensation shall be payable by Landlord nor shall Tenant make any claim for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. However, Landlord shall use reasonable efforts to restore the Demised Premises or the Building as expeditiously as practicable and in a manner to minimize interference with Tenant's business, provided Landlord shall not be obligated to employ overtime or premium labor.

                                  ARTICLE 11

                      Assignment, Subletting, Mortgaging

     Section 11.01. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease or sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed subject to the provisions of Section 11.07. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to any assignment, subletting, mortgage or encumbrance shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment, subletting, mortgage or encumbrance. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

     Section 11.02. If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than 30 nor more than 180 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this Lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person.

     Section 11.03. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the minimum rent and additional rent shall be paid and apportioned to such date and any payments with respect thereto made or to be made by Tenant to such date shall be promptly returned to or paid by Tenant, as the case may be.

     Section 11.04.  If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; and (b) from and after such date the minimum rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

     Section 11.05. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of minimum rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

          (a) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

          (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

          (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease at no cost or liability to Tenant and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

          (d) Such sublease shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

          (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties,
     (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

     Section 11.06. (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord.

          b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

          (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

     Section 11.07. In the event Landlord does not exercise an option provided to it pursuant to Section 11.02 and provided that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

          (a) Tenant shall have complied with the provisions of Section 11.02 and Landlord shall not have exercised any of its options under said Section
     11.02 within the time permitted therefor;

          (b) The proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is limited to the use expressly permitted under Sections
     4.01 and 4.02 of this Lease, and (ii) is in keeping with the then standards of the Building;

          (c) The proposed assignee or subtenant is a reputable person or entity with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

          (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building;

          (e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating to lease space in the Building;

          (f) The proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

          (g) At any one time there shall not be more than two (2) subtenants (including Landlord or its designee) in the Demised Premises;

          (h) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including costs incurred for obtaining financial and credit reports of the proposed assignee or subtenant, and reasonable attorneys' fees incurred in connection with the granting of any requested consent; and

          (i) Tenant shall not have (i) advertised the Demised Premises for subletting or assignment without prior notice to Landlord, nor (ii) listed the same with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise, at a rental rate less than the minimum rent or additional rent at which Landlord is then offering to lease other space in the Building.

     Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment for the minimum rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 11.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, unless such consent is unreasonably withheld, or if Landlord shall exercise any of its options under
Section 11.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     Section 11.08. In the event that (a) Landlord fails to exercise any of its options under Section 11.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of
Section 11.02 before assigning this Lease or subletting all or part of the Demised Premises.

     Section 11.09. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

          (a) No subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

          (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which thereto accrued to such subtenant against Tenant, or
     (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

     Section 11.10. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

          (a) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant from the assignee for such assignment (including, but not limited to sums paid for the sale of Tenant's fixtures to the extent the amount allocated to such fixtures exceeds its then fair market value, leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable to Landlord under this

     Section 11.10 (a) shall be paid to Landlord as and when paid by the assignee to Tenant; and

          (b) in the case of a sublease, an amount equal to one-half of the rents and charges and other consideration payable under the sublease to Tenant by the subtenant which is in excess of the minimum rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures to the extent the amount allocated to such fixtures exceeds its then fair market value, leasehold improvements, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable to Landlord under this Section 11.10(b) shall be paid to Landlord as and when paid by the subtenant to Tenant.

          Section 11.11. If Tenant is a corporation, partnership, or other entity, the provisions of Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or other ownership interests in Tenant (but excluding a transfer of stock or partnership interest to the heirs, executors, trustees or other legal representatives of any individual stockholder or partner of Tenant), as the case may be, as if such transfer of a majority of the stock or ownership interests of Tenant were an assignment of this Lease; but said provisions and the provisions of Section 11.02 shall not apply to transactions with a corporation or partnership into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events, (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or
(2) the net worth of tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

          Section 11.12. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent pursuant to Section 11.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 11.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of minimum rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the minimum rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

     Section 11.13. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord, to enforce any of the obligations of this Lease.

     Section 11.14. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

                                  ARTICLE 12

               No Liability of Landlord and Indemnity by Tenant

     Section 12.01. Tenant shall indemnify Landlord, its agents, contractors and employees against and save Landlord, its agents, contractors and employees harmless from any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage, arising: (a) from the use by Tenant of the Demised Premises or from any work whatsoever done or omitted to be done by Tenant, its employees, agents, contractors, customers, invitees or visitors, or from any accident thereat, unless due solely to the negligence or willful act of Landlord, its agents, contractors or employees; and (b) from any breach or default by Tenant of and under any of the terms, covenants and conditions of this Lease.

     Tenant shall also indemnify Landlord, its agents, contractors and employees against and save Landlord, its agents, contractors and employees harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Landlord, its agents, contractors and employees in connection with any such liability or claim.

     If any action or proceeding shall be brought against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by counsel reasonably satisfactory to the Landlord. Counsel for Tenant's insurance carrier is satisfactory.

     Section 12.02. Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, unless due to or caused solely by the negligence or willful act of Landlord, its agents, contractors or employees. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless due to or caused solely by the negligence or willful act of Landlord, its agents, contractors or employees; nor shall Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. If, at any time any windows of the Demised Premises are permanently closed, darkened or bricked up in accordance with the requirements of law or are temporarily darkened or closed by reason of repairs, alterations or maintenance by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. (Reference hereinabove to Landlord shall for all purposes be deemed to include the Lessor as defined in Article 25.)

     Tenant shall reimburse and compensate Landlord, as additional rent, within five (5) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to any default by Tenant under this Lease.

     Tenant shall give immediate notice to Landlord upon its discovery of accidents in the Demised Premises, the Building or the building equipment.

     Section 12.03. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

                                  ARTICLE 13

                           Moving of Heavy Equipment

     Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld or delayed. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                  ARTICLE 14

                                 Condemnation

     Section 14.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the minimum rent and all additional rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within ninety (90) days of following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the minimum rent and additional rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord, out of the portion of the award allocated for such purpose and to the extent such award is sufficient, will restore with reasonable diligence the remaining portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     Section 14.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the rent hereunder shall be apportioned as of such date.

     Section 14.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this. Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

                                  ARTICLE 15

            Entry, Right to Change Public Portions of the Building

     Section 15.01. Tenant shall permit Landlord, to erect, use and maintain pipes and conduits in and through the walls, ceiling or below the floors of the Demised Premises. Landlord, or its agents or designee, shall have the right to enter the Demised Premises, for the purpose of making such repairs or alterations as Landlord shall desire, shall be required or shall have the right to make under the provisions of this Lease; and shall also have the right to enter the Demised Premises at reasonable times upon prior reasonable notice to Tenant (except no notice in an emergency), for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised

Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, while said repairs or alterations are being made. However, Landlord shall use reasonable efforts to perform such repairs or alterations in a manner to cause minimum interference with the conduct of Tenant's business, provided Landlord shall not be obligated to employ overtime or premium labor.

     Section 15.02. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants, at reasonable times upon reasonable notice.

     Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of, but not limited to, such of the following as are not contained within the Demised Premises: entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, and other like public service portions of the Building, provided the same shall not materially interfere with Tenant's access to the Demised Premises.

     Section 15.04. Landlord shall have the right at any time to name the Building as it desires and to change any and all such names at any time thereafter.

                                  ARTICLE 16

                         Conditional Limitations, Etc.

     Section 16.01.  If  at any time during the term of this Lease:

          (a) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's property, and such petition shall not be vacated, withdrawn or discharged within ninety (90) days after the date of filing thereof; or

          (b) Any petition of the kind referred to in subdivision (a) of this Section shall be filed against Tenant and such petition shall not be vacated or withdrawn or discharged within ninety (90) days after the date of filing thereof, or

          (c)  Tenant shall be adjudicated a bankrupt by any court, or

          (d)  Tenant shall make an assignment for the benefit of creditors, or

          (e) a permanent receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction by reason of the insolvency of Tenant (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), then Landlord at Landlord's option, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises to Landlord.

     Section 16.02. (a) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall made application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage, commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

          (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

          (d) Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

          (e) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          (f) The term "Tenant" as used in this Section includes any trustee, debtor in possession, receiver, custodian or other similar officer.

     Section 16.03. If this Lease shall terminate pursuant to the provisions of Section 16.01:

          (a) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the difference between the minimum rent and additional rent for the unexpired portion of the term of this Lease which had been in force immediately prior to the termination effected under Section 16.01 of this Article and the fair and the reasonable rental value of the Demised Premises, on the date of termination, for the same period, both discounted at the rate of eight (8%) percent per annum to the date of termination; or

          (b) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in subdivision (a) of this Section.

     Section 16.04.

          (a) If Tenant shall fail to make any payment of any minimum rent or additional rent when the same becomes due and payable, or if the Demised Premises become vacant or deserted, or if Tenant shall fail to cancel or discharge any mechanic's or other lien as provided in Section 17.02, and if any such default shall continue uncured for a period of seven (7) business days after written notice, or

          (b) If Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease and such default shall not have been remedied within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied; or where such default reasonably cannot be remedied within such period of thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with reasonable diligence to remedy it, then Landlord, at Landlord's election, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination Tenant shall quit and surrender the Demised Premises to Landlord.

     Section 16.05. If this Lease shall terminate as provided in this Article, or if Tenant shall be in default in the payment of minimum rent or additional rent when the same become due and payable and such default shall continue for a period of seven (7) business days after written notice,

          (a) Landlord may re-enter and resume possession of the Demised Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, by force or otherwise, without being liable for any damages therefor, and

          (b) Landlord may re-let the whole or any part of the Demised Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable to any tenant it may deem suitable and for any use and purpose it may deem appropriate. Landlord shall not be liable in any respect for failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rent thereunder and any sums received by Landlord on a re-letting in excess of the rent reserved in this Lease shall belong to Landlord.

     Section 16.06. If this Lease shall terminate as provided in this Article or by summary proceedings (except as to any termination under Section 16.01), Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in minimum rent and additional rent,

          (a) an amount equal to (i) all expenses incurred by Landlord in recovering possession of the Demised Premises and in connection with the re-letting of the Demised Premises, including, without limitation, the reasonable cost of repairing, renovating or remodeling the Demised Premises, and (ii) all reasonable brokers' commissions and legal fees incurred by Landlord in re-letting the Demised Premises, which amounts set forth in this subdivision (a) shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred; and

          (b) an amount equal to the deficiency between the minimum rent and additional rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent collected by Landlord on re-letting the Demised Premises. The amounts specified in this subdivision shall be due and payable by Tenant in monthly installments on the several days on which such minimum rent and additional rent would have become due and payable had this Lease not terminated. Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.

     Landlord, at its election, at any time after such termination of this Lease, may collect from Tenant and Tenant shall pay, in lieu of the sums becoming due, under the provisions of subdivision (b) of this Section, an amount equal to the difference between the minimum rent and additional rent which would have become due and payable had this Lease not terminated (from the date of the service of such notice to the end of the term of this Lease which had been in force immediately prior to any termination effected under this Article) and the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to the date of the service of such notice at the rate of eight (8%) percent per annum.

     Section 16.07. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises after a warrant to dispossess shall have been issued or after judgment in an action of ejectment shall have been made and entered.

     Section 16.08. The words "re-enter" and "re-entry", as used in this Article, are not restricted to their technical legal meanings.

     Section 16.09. Landlord shall not be required to give any notice of its intention to re-enter, except as otherwise provided in this Lease.

     Section 16.10. If this Lease shall terminate as provided in this Article or by summary proceedings or otherwise, Landlord, in addition to any other rights under this Article, shall be entitled to recover as damages, (a) the cost of performing any work required to be done by Tenant under this Lease; and (b) the cost of placing the Demised Premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease.

     Section 16.11. In any action or proceeding brought by Landlord against Tenant, predicated on a default in the payment of minimum rent or additional rent, Tenant shall not have the right to and shall not interpose any set-off or counterclaim of any kind whatsoever, except for mandatory counterclaims. Subject to such exceptions, if Tenant has any claim, Tenant shall be entitled only to bring an independent action therefor; and if such independent action is brought by Tenant, Tenant shall not be entitled to and shall not consolidate it with any pending action or proceeding brought by Landlord against Tenant for a default in the payment of minimum rent or additional rent.


                                   ARTICLE 17

                                Mechanic's Liens

     Section 17.01. If, subject to and notwithstanding Landlord's consent as required under this Lease, Tenant shall cause any changes, alterations, additions, improvements, installations or repairs to be made to or at the Demised Premises or shall cause any labor to be performed or material to be furnished in connection therewith, neither Landlord nor the Demised Premises, under any circumstances, shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, and all such changes, alterations, additions, improvements, installations and repairs and labor and material shall be made, furnished and performed upon Tenant's credit alone and at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing and performing such labor and material. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, laborer or materialman to furnish to perform any such labor or material.

     Section 17.02. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Demised Premises or the Building or Landlord's estate as tenant under any ground or underlying lease (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at

Tenant's expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within twenty (20) days after such filing, and Tenant shall indemnify Landlord against and save Landlord harmless from and shall pay all costs, expenses, losses, fines and penalties, including, without limitation, reasonable attorneys' fees, resulting therefrom.

                                   ARTICLE 18

                    Landlord's Right to Perform Obligations

     If Tenant shall default, after any applicable notice and expiration of any applicable cure period, in the performance of any of the terms, covenants and conditions of this Lease, Landlord, without being under any obligation to do so and without hereby waiving such default, may remedy such default for the account and at the expense of Tenant. Any reasonable payment made or reasonable expense incurred by Landlord for such purpose (including, but not limited to, reasonable attorneys' fees) with interest at the maximum legal rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord on demand, or at Landlord's election, added to any subsequent installment or installments of minimum rent.

                                   ARTICLE 19

                          Covenant of Quiet Enjoyment

     Landlord covenants that upon Tenant paying the minimum rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any ground or underlying lease to which this Lease is subject and subordinate, whether such determination is by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action be brought against Landlord by reason thereof.

                                   ARTICLE 20

                                   Excavation

     In the event that construction is to be commenced or an excavation is made or authorized for building or other purposes upon land adjacent to the Building, Tenant shall, if necessary, afford to the person or persons causing or authorized to commence construction or cause such excavation or to engage in such other purpose, license to enter upon the Demised Premises, at reasonable times and upon prior reasonable notice (except no notice in an emergency), for the purpose of doing such work as shall reasonably be necessary to protect or preserve the Building, from injury or damage and to support the Building and any new structure to be built by proper foundations, pinning and/or underpinning, or otherwise.

                                   ARTICLE 21

                             Services and Equipment

     Section 21.01. So long as Tenant is in lawful possession of the Demised Premises, Landlord shall, at its cost and expense:

          (a) Provide operatorless passenger elevator service Mondays through Fridays from 9:00 A.M. to 6:00 P.M., holidays excepted. A passenger elevator will be available at all other times. A service elevator shall be available Mondays through Fridays, holidays excepted, only from 8:00 A.M. to 12:00 P.M. and 1:00 P.M. to 5:00 P.M.

          (b) Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The system will be operated by Landlord on Mondays through Fridays, holidays excepted, from 9:00 A.M. to 6:00 P.M.

          (c) Subject to the provisions of Article 23, furnish electric energy to the Demised Premises.

          (d) Provide Building standard cleaning services in the Demised Premises and public portions of the Building, except no services shall be performed Saturdays, Sundays and holidays, in accordance with Schedule "E" annexed hereto and made part hereof.

          (e) Furnish hot and cold water for lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall pay to Landlord on demand the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents in its proportionate share.

          (f) If Tenant shall require and request any of the foregoing services at times other than above provided, and if such request is made at least 48 hours prior to the time when such additional services are required, Landlord will provide them and Tenant shall pay to Landlord promptly thereafter the charges therefor at the then Building standard rate charged to other tenants in the Building.

     If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly thereafter the charges therefor, which charges are deemed to be additional rent and payable as such.

     Section 21.02. Holidays shall be deemed to mean all federal holidays, state holidays, Building Service Employees Union Contract holidays and all other applicable union contract holidays.

     Section 21.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. Tenant shall not be entitled to nor shall Tenant make claim for any diminution or abatement of minimum rent or additional rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment, suspension, work or inconvenience.

     Section 21.04. Tenant shall reimburse Landlord promptly upon demand for the cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant not covered by the Cleaning Specifications and Tenant shall pay all bills therefor when rendered.

     Section 21.05. If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly thereafter the charges therefor, which charges are deemed to be additional rent and payable as such.

     Section 21.06. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, subject to emergencies and requirements of law.

                                   ARTICLE 22

                                   Escalation

     Section 22.01. Taxes. Landlord advises Tenant that the Lessor under the Net Lease referred to in Article 25 is exempt from real property taxes pursuant to Section 46B of the Education Law. However, Landlord, as Lessee under the Net Lease, is obligated to pay as additional rent in each lease year thereof a sum equivalent to the amount of real property taxes which would have been payable in each such lease year with respect to the premises covered by the Net Lease and the Building if they were not exempt from such taxes. Such payments are described in the Net Lease as "tax equivalency" and the amounts thereof are established in accordance with a formula prescribed in the Net Lease. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section:

          (a) Definitions: For the purpose of this Section, the following definitions shall apply:

               (i) The term "Tax Base Factor" shall mean the real estate taxes for the Building Project for the period from July 1, 1995 to June 30, 1996.

               (ii) The term "The Building Project" shall mean the premises covered by the Net Lease and the entire Building thereon.

               (iii) The term "comparative tax year" shall mean the New York City real estate tax year commencing on July 1, 1996 and each subsequent New York City real estate tax year. If the present use of July 1 - June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

               (iv) The term "real estate taxes" shall mean the amount established under the Net Lease as tax equivalency for the entire premises covered by the Net Lease and the entire Building (including, without limitation, the space in the Building heretofore sublet to United Medical Service, Inc. now known as Blue Cross and Blue Shield of Greater New York "Blue Cross"). If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of or additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof.

               (v) The term "the Percentage" for purposes of computing tax escalation, shall mean 1.6%.

          (b) (i) In the event that the real estate taxes payable for any comparative tax year shall exceed the Tax Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative tax year, an amount for tax escalation equal to the Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative tax year together with a copy of the tax bill. Tenant shall make its aforesaid tax escalation payment to Landlord, in installments in the same manner that such taxes are payable by Landlord to the governmental authority, within fifteen (15) days after rendition of such statement. If a statement is furnished to Tenant after the commencement of the comparative tax year in respect of which such statement is rendered, Tenant shall, within fifteen (15) days thereafter, pay to Landlord an amount equal to those installments of the total tax escalation payable as provided in the preceding sentence, during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished. If, during the term of this Lease, taxes are required to be paid, in full or in monthly or other installments, on any other date or dates than as presently required, or if Landlord shall be required to make monthly deposits of real estate taxes to the holder of any first institutional mortgage then Tenant's tax escalation payment(s) shall be correspondingly adjusted so that said payments are due to Landlord in corresponding installments not later than thirty (30) days prior to the last date on which the applicable installment of such real estate taxes shall be due and payable to the governmental authority or such mortgagee.

               (ii) If in establishing the amount of the real estate taxes payable for any comparative tax year, Landlord has incurred expenses for legal and/or consulting services rendered in, applying for, negotiating or obtaining a reduction of the assessment upon which the real estate taxes are predicated, Tenant shall pay an amount equal to the Percentage of such expenses.

               (iii) The statements of the tax escalation to be furnished by Landlord as provided above shall be certified by Landlord as correct and shall constitute a final determination as between Landlord and Tenant of the tax escalation for the periods represented thereby, except for manifest error. Exception shall also be made for other error in calculating same, provided Tenant gives Landlord notice, within ten (10) days after the rendition of such statement, that Tenant disputes its accuracy or appropriateness. However, notwithstanding and pending the resolution of any dispute, Tenant agrees to pay the amount shown on such statement.

               (iv) In no event shall the fixed minimum rent under this Lease be reduced by virtue of this Section 22.01.

               (v) Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative tax year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative tax year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid and Tenant shall promptly pay Landlord any amount unpaid. If Landlord shall receive a refund of any amount of real estate taxes for any comparative tax year for which Tenant has made a payment pursuant to this Section 22.01, Landlord shall promptly pay to Tenant the Percentage of any such refund, less the Percentage of any legal fees and other expenses provided for in Section 22.01(b)(ii) to the extent the same has not theretofore been paid by Tenant to Landlord.

               (vi) Tenant's obligations to make the adjustments referred to in subdivision (v) above shall survive any expiration or termination of this Lease.

               (vii) Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

     Section 22.02. Porter's Wage Rate. Tenant shall pay to the Landlord, as additional rent, a porter's wage rate escalation in accordance with this
Section:

          (a) For the purpose of this Section, the following definitions shall apply;

               (i) "Wage Rate" shall mean the minimum regular hourly rate of wages in effect as of January lst of each year (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty hour week to Porters in Class A office buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or any successor thereto; and provided, however, that if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable in effect as of January lst of each year, and provided, however, that if in any year during the term, the regular employment of Porters shall occur on days or during the hours when overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to an agreement between Realty Advisory Board and the Local the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $3.00 for the first thirty hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total weekly rate of $135.00 divided by the total number of regular hours of employment, forty or $3.375).

               (ii) "Base Wage Rate" shall mean the average of the Wage Rates in effect on January 1, 1995 and January 1, 1996.

               (iii) The term "Porters" shall mean that classification of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Realty Advisory Board and the aforesaid Union.

               (iv) The term "minimum regular hourly rate of wages" shall not include any payments for fringe benefits.

               (v)   The term "Multiplication Factor" shall mean 4,800.

          (b) If the Wage Rate for any calendar year during the term shall be increased above the Base Wage Rate, then Tenant shall pay, as additional rent, an amount equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of minimum rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article. Landlord shall give Tenant notice of each change in Wage Rate which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Section
22.02 and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized partner (or officer) of Landlord or of its managing agent, of the annual rate of additional rent payable resulting from such increase in Wage Rate. Such amounts shall be prorated for any partial calendar years during the term.

          (c) Every notice given by Landlord pursuant to Section 22(b) hereof shall be conclusive and binding upon Tenant, except for manifest error.

          (d) The "Wage Rate" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in subsection (a) hereof.

                                   ARTICLE 23

                               Electric Inclusion

     Section 23.01. So long as Tenant is in lawful possession of the Demised Premises, Landlord shall furnish electric energy on a rent inclusion basis to the Demised Premises, the charges therefor being included in the minimum rent. The amount included in the minimum rent is based upon the normal use of such electric energy between the hours of 9:00 A.M. to 5:30 P.M. on Mondays through Fridays, holidays excepted, for lighting and for the normal use of lamps, typewriters, personal computers and similar customary office machines. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to the negligence or willful act of Landlord. Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant's electrical equipment.

     Section 23.02. Tenant's connected electrical load in the Demised Premises, including lighting, shall not at any time exceed the capacity of any of the electrical conductors and equipment in or servicing the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior consent in each instance, connect any additional fixtures, appliances or equipment (other than as set forth in Section 23.01) or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the annual minimum rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, that is the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree thereon, the amount of such increase shall be determined by a reputable, independent electrical engineer or consultant, to be selected by Landlord whose reasonable fees or charges shall be paid by Tenant. When the amount of such increase is so determined, Tenant shall pay to Landlord within thirty (30) days following notification to Tenant of such determination the amount. thereof retroactive to the date of such increased usage, unless within such thirty (30) day period Tenant disputes such determination. If Tenant disputes such determination, it shall, at its own expense, obtain from a reputable, independent electrical engineer or consultant, its own survey of the additional electrical energy consumed by Tenant. Tenant's consultant and Landlord's consultant shall then seek to agree on a finding of such determination of such change in the consumption of electrical energy. If they cannot agree, they shall choose a third reputable, independent electrical engineer or consultant, whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such third consultant shall be controlling. If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York, for the appointment of such third consultant. However, pending such determination, Tenant shall pay to Landlord the amount as determined by Landlord's engineer or consultant. If the amount determined as aforesaid is different from that determined by Landlord's engineer or consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant. Following the final determination, the parties shall execute an agreement supplementary hereto to reflect such increase in the annual minimum rent and in the amount set forth in
Section 23.03; but such increase shall be effective even if such supplementary agreement is not executed.

     Section 23.03. If during the term of this Lease, the public utility rate for the supply of electric current to the Building shall be increased or if there shall be an increase in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric energy (hereafter collectively as the "cost") the annual minimum rent shall be increased by an amount arrived at by multiplying $13,200 (or the sum to which said sum may have been increased pursuant to the provisions of Section 23.02 or this Section 23.03 prior to the effective date of the cost increases; such sum being referred to herein as the "Rent Inclusion Factor") by the percentage of the increase of such cost. When the amount of such increase is so determined, Landlord and Tenant shall execute an agreement supplementary hereto to reflect such increase in the amount of the minimum rent payable and effective from the effective date of such increase, but such increase shall be effective from such date whether or not such a supplementary agreement is executed.

     Section 23.04. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the minimum rent payable under this Lease shall be reduced by an amount per annum equal to the then prevailing Rent Inclusion Factor. If Landlord so elects to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said public utility. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that they are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, and which are to be located within the Demised Premises, shall be installed and maintained by Tenant at its expense.

     Section 23.05. If any additional charge or tax is imposed upon Landlord with respect to electric energy furnished to Tenant by any federal, state or municipal authority, Tenant, unless prohibited by law or by any governmental authority having jurisdiction thereover, shall pay to Landlord, within ten (10) days following Landlord's demand, accompanied by copies of all relevant bills or back-up documentation, Tenant's pro rata share of such additional charge or tax, without mark-up to Landlord.

                                   ARTICLE 24

                                     Broker

     Landlord and Tenant covenant and represent that the sole brokers who negotiated and brought about this transaction were The Lansco Corporation and Cohen Brothers Realty Corporation and Landlord agrees to pay a commission therefor as per separate agreement. Each of Landlord and Tenant agrees to hold the other harmless against any claims for a brokerage commission brought or asserted by any other broker claimed to have dealt with the indemnifying party, in connection with this transaction.

                                   ARTICLE 25

                         Subordination and Ground Lease

     Section 25.01. This Lease is subject and subordinate to (a) the air rights lease, dated as of February 3, 1972, between New York City Educational Construction Fund, as Lessor, and Three Park Avenue Co., as Lessee, (the "Net Lease") a memorandum of which was recorded in the Office of the City Register, New York County, in Reel 230, Page 875 and to the rights of the Lessor thereunder, (b) any other ground and underlying lease, and (c) to all mortgages which are now or hereafter a lien covering the premises described in the Net Lease, upon the Lessee's estate under the Net Lease or under any ground or underlying lease or the Building and improvements now or hereafter erected thereon, and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing (hereinafter collectively called the "Mortgages"). This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant, at any time and from time to time, shall execute promptly and within fifteen (15) days after such request any certificate and document that Landlord may request, which reasonably evidences such subordination, and

Tenant hereby irrevocably constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, if not so executed and delivered within 15 days after such request.

     Section 25.02.

          (a) The Tenant covenants and agrees that if by reason of a default under any ground or underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the Demised Premises), or any such ground or underlying lease or under any of the Mortgages and the leasehold estate of the Landlord in the premises demised hereby is terminated, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease and will recognize such holder as the Tenant's Landlord under this Lease, unless the lessor under such ground or underlying lease or the holder of any such Mortgage shall, in any proceeding to terminate such ground or underlying lease or foreclosure of such Mortgage, elects to terminate this Lease and the rights of Tenant hereunder; provided, however, the holder of the reversionary interest shall not be: (i) liable for any act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any work; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one months' rent, unless such modification or prepayment shall have been approved in writing by the holder of such Mortgage; (v) obligated to repair the Demised Premises, or the Building, or any part thereof, in the event of any damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the then holder of the reversionary interest; or (vi) obligated to repair the Demised Premises or the Building, or any part thereof, in the event of partial condemnation of the Demised Premises or the Building. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such holder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord of or the lessor under any such ground or underlying lease or the holder of any such Mortgage any instrument which may be reasonably necessary or appropriate to evidence such attornment. The Tenant further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the premises demised hereby in the event any proceeding is brought by the lessor under any such ground or underlying lease or the holder of any such Mortgage to terminate the same, and agrees that unless and until any such lessor or holder, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

          (b) Upon its receipt of a written notice from the lessor under any ground or underlying lease or the holder of any such Mortgage to the effect that
(i) the lessor of said ground or underlying lease or the holder of such Mortgage is entitled to receive the minimum rent and additional rent payable hereunder on account of a default under such ground or underlying lease or such Mortgage (as the case may be) by the Landlord, and (ii) the Tenant should pay the minimum rent and additional rent thereafter due and payable under this Lease to said lessor or the holder of such Mortgage at a place designated in such notice, and Tenant shall pay such minimum rent and additional rent to said lessor under said ground or underlying lease or the holder of such Mortgage at such designated place until such time as said lessor or holder shall notify Tenant that Landlord is no longer in default under said ground or underlying lease or said Mortgage and that Tenant may resume paying all minimum rent and additional rent thereafter due and payable under this Lease to Landlord. Tenant shall have no liability to Landlord for paying any minimum rent or additional rent to said lessor under the ground or underlying lease or holder of such Mortgage or otherwise acting in accordance with the provisions of any notice sent to it under this paragraph and shall be relieved of its obligations to pay Landlord any minimum rent or additional rent under this Lease to the extent such payments are made to said lessor under the ground or underlying lease or said holder of such Mortgage.

     Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until:

          (a) it has given written notice of such act or omission to the holder of any Mortgage and to the Lessor under the Net Lease and the landlord of any ground or underlying lease, whose names and addresses shall previously have been furnished to Tenant in accordance with Article 31, addressed to such holder and Lessor or landlord at the last addresses so furnished, and

          (b) a reasonable period (not to exceed the period in this Lease or the ground lease or the Mortgage, as the case may be) for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of them, with reasonable diligence, following the giving of such notice, shall not have commenced and is or are not continuing to remedy such act or omission or to cause the same to be remedied.

     Section 25.04. If, in connection with obtaining financing for the Building, or of Landlord's interest in any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto and its execution and delivery of such modification agreement, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

                                   ARTICLE 26

                              Estoppel Certificate

     Tenant shall at any time, and from time to time, within ten (10) days after so requested by Landlord execute, acknowledge and deliver to Landlord, a statement addressed to Landlord stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating whether or not, to the best of Tenant's knowledge, there exists any default by Landlord under this Lease, and, if so, specifying each such default and (d) such other information as may be required by Landlord or any mortgagee, it being intended that any such statement may be relied upon by Landlord, by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the Lessee's estate under the Net Lease or under any ground or underlying lease, or may be relied upon by the Lessor under the Net Lease or under any other ground or underlying lease covering the premises described in the Net Lease or a purchaser of Lessee's estate under the Net Lease or under any other ground or underlying lease covering the premises described in the Net Lease or any interest therein.

                                   ARTICLE 27

                              Waiver of Jury Trial

     Landlord and Tenant hereby waive trial by jury in any proceeding, action or counterclaim that may hereafter be instituted against it on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord or Tenant, Tenant's use or occupancy of the Demised Premises, including any claims for injury or damage, or any emergency or other statutory remedy with respect thereto.

                                   ARTICLE 28

                             Surrender of Premises

     Section 28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Section 28.02. In the event Tenant shall remain in possession of the Demised Premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease. Landlord, may, at its option, elect to treat Tenant as one who is not removed at the end of the term, and thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent shall be due, in either of such events, at a monthly rental rate equal to two (2) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent.

                                   ARTICLE 29

                             Rules and Regulations

     Section 29.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule "D" attached hereto and made a part hereof and any reasonable changes in and additions thereto, provided Tenant has received notice of such changes and additions. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the rules thus set forth provided such changes and additions are applicable to all other office tenants in the Building.

     Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waiver of any such rules and regulations. However, Landlord agrees to enforce such rules and regulations in a uniform and non-discriminatory manner.

                                   ARTICLE 30

                     Successors and Assigns and Definitions

     Section 30.01. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and, except as otherwise provided herein, their assigns.

     Section 30.02. The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Lessee's estate under the Net Lease or under any ground or underlying lease covering the premises described in the Net Lease and/or the Building and improvements thereon. In the event of any assignment or assignments of such Lessee's estate, and regardless of whether the assignee is financially responsible or solvent and notwithstanding that the assignor may be a stockholder, officer or director of a corporate assignee or may be associated directly or indirectly with the assignee, Landlord herein named (and in case of any subsequent assignment, the then assignor) shall be automatically freed and relieved from and after the date of such assignment and assumption, of all personal liability as respects to performance of any of Landlord's covenants and agreements thereafter to be performed, and such assignee shall be bound by all of such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

     However, in any event, Landlord shall not have any personal liability or obligation by reason of any default by Landlord under any of Landlord's covenants and agreements in this Lease. In case of such default, Tenant will look only to Landlord's estate, as Lessee, under the Net Lease or under any other ground or underlying lease covering the premises described in the Net Lease, to recover any loss or damage resulting therefrom; and Tenant shall have no right to nor shall Tenant assert any claim against nor have recourse to Landlord's other property or assets to recover such loss or damage.

     Section 30.03. All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require; and if Tenant shall consist of more than one
(1) person, the obligations of such persons, as Tenant, under this Lease, shall be joint and several.

     Section 30.04. The definitions contained in Schedule F annexed hereto are hereby made a part of this Lease.

                                   ARTICLE 31

                                    Notices

     Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Lease shall be in writing sent by registered or certified mail (or reputable, commercial overnight courier service), return receipt requested and postage prepaid, addressed, as the case may be, to Landlord, at 750 Lexington Avenue, New York, New York 10022, and to Tenant prior to the Commencement Date at 100 Park Avenue, Room 1650, New York, New York 10017, and after the Commencement Date at the Demised Premises, or to such other addresses as Landlord or Tenant respectively shall designate in the manner herein provided. Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given on the second day after the date when mailed, as aforesaid, or on the date of delivery by overnight courier.


                                   ARTICLE 32

                          No Waiver; Entire Agreement

     Section 32.01. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. The failure of Landlord to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy. A receipt by Landlord of minimum rent or additional rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or terminated orally. In addition to the other remedies in this Lease provided, Landlord shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

     Section 32.02. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them of account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

     Section 32.03. If Tenant is in arrears in the payment of minimum rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

     Section 32.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

     Section 32.05. This Lease and the Schedules annexed hereto constitute the entire agreement between Landlord and Tenant referable to the Demised Premises, and all prior negotiations and agreements are merged herein.

     Section 32.06. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 33

                                    Captions

     The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                   ARTICLE 34

                              Inability to Perform

     Tenant's obligation to pay minimum rent and additional rent and to perform all of the other terms, covenants and conditions of this Lease shall not be affected, diminished, or excused if, by reason of unavoidable delays (as hereinafter defined), Landlord fails or is unable to supply any services or make any repairs or perform any work which under this Lease Landlord has expressly agreed to supply, make or perform, and the time for the performance or observance thereof shall be extended for the period of time as Landlord shall have been so delayed. However, Landlord shall use such reasonable efforts as then may be practicable under the circumstances to resolve any unavoidable delay, provided that Landlord shall have no liability to Tenant if Landlord is unable to resolve the same.

     The words "unavoidable delays", as used in this Lease shall mean (a) the enactment of any law or issuance of any governmental order, rule or regulation
(i) prohibiting or restricting performance of work of the character required to be performed by Landlord under this Lease, or (ii) establishing rationing or priorities in the use of materials, or (iii) restricting the use of labor, and
(b) strikes, lockouts, acts of God, inability to obtain labor or materials, enemy action, civil commotion, fire, unavoidable casualty or other similar types of causes beyond the reasonable control of Landlord.

                                   ARTICLE 35

                         No Representations by Landlord

     Neither Landlord nor any agent or employee of Landlord has made any representation whatsoever with respect to the Demised Premises except as expressly set forth in this Lease.


                                   ARTICLE 36

                                  Rent Control

     Section 36.01. In the event the minimum rent and/or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the minimum rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) minimum rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                                   ARTICLE 37

                                Security Deposit

     Section 37.01. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum of $57,000.00, either in cash or by Letter of Credit as provided in Section 37.02, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that, in the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease (including the payment of minimum rent and additional rent), after any applicable notice and expiration of any applicable cure period, Landlord may use, apply, or retain the whole or any part of the cash security so deposited or may notify the "Issuing Bank" (as such term is defined in Section 37.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent, additional rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of any of the terms, covenants and conditions of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so applied or retained so that, at all times, the amount deposited shall be $57,000.00. If Tenant shall fail or refuse to make such additional deposit, Landlord shall have the same rights in law and in equity and under this Lease as it has with respect to a default by Tenant in the payment of minimum rent, except that Tenant shall have thirty (30) days to cure such default. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the cash security or Letter of Credit, as the case may be, shall be returned to Tenant within twenty (20) days after the expiration date and after delivery of possession of the entire Demised Premises to Landlord in the condition provided in this Lease for such delivery of possession.

     Section 37.02. In lieu of a cash deposit, Tenant may at any time deliver to Landlord a clean, irrevocable and unconditional Letter of Credit (the "Letter of Credit") issued by and drawn upon any commercial bank (the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than $100,000,000.00, which Letter of Credit shall have an initial term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $57,000.00. Notwithstanding the foregoing, if at any time the net worth of the Issuing Bank is less than $100,000,000.00 or its rating is downgraded from its current rating, and provided Tenant does not replace the existing Letter of Credit with a Letter of Credit meeting the criteria of Section 37.02 within the sooner of thirty

(30) days following Tenant's receipt of Landlord's notice to Tenant of either of the foregoing events or the number of days remaining until the expiration date of the existing Letter of Credit, Landlord shall have the right, at any time thereafter, to draw down the entire proceeds pursuant to the terms of Section
37.01 as cash security pending the replacement of such Letter of Credit. The Letter of Credit shall provide that:

          (a) the Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft, in the amount to be drawn;

          (b) it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless Issuing Bank sends written notice (hereinafter referred to as the Non-Renewal Notice) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the expiration date of the Letter of Credit that it elects not to have the Letter of Credit renewed, and it being agreed that the giving of such Non-Renewal Notice shall for the purpose of this Article 37 be deemed a default under this Lease, unless Tenant replaces the Letter of Credit with a substitute Letter of Credit meeting the criteria of this Section 37.02 or with a cash deposit at least thirty (30) days prior to the expiration date of the Letter of Credit.

          (c) Landlord, at any time after thirty (30) days following its receipt of a Non-Renewal Notice, and prior to the expiration date of the Letter of Credit, shall have the right, exercisable by means of sight draft, to receive the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of Section 37.01 as cash security pending the replacement of such Letter of Credit; and

          (d) upon Landlord's sale or assignment of its estate as Tenant under any ground or underlying lease, the Letter of Credit shall be transferable by Landlord, as provided in Section 37.03.

     Section 37.03. In the event Landlord's estate as tenant under any ground or underlying Lease is sold or assigned, Landlord shall have the right to transfer the cash security or the Letter of Credit then held by Landlord to the vendee or assignee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the cash security or Letter of Credit to a new Landlord.

     Section 37.04. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

     Section 37.05. The use of the security, as provided in this Article, shall not be deemed or construed as a waiver of Tenant's default or as a waiver of any other rights and remedies to which Landlord may be entitled under the provisions of this Lease by reason of such default, it being intended that Landlord's rights to use the whole or any part of the security shall be in addition to but not in limitation of any such other rights and remedies; and Landlord may exercise any of such other rights and remedies independent of or in conjunction with its rights under this Article.

     Section 37.06. Provided Tenant is not then in default under any of the terms, covenants and conditions of this Lease on its part to be performed, the amount of the security deposit hereunder shall be reduced to $28,500 at the commencement of the 36th month following the Commencement Date. In such event, if (i) Tenant has deposited a Letter of Credit as security, Tenant shall either deliver to Landlord a replacement Letter of Credit in the reduced amount and Landlord will then return to Tenant the existing Letter of Credit, or Tenant will deliver to Landlord an amendment to the existing Letter of Credit reducing the amount thereof to the then required amount, and (ii) if Landlord holds cash as security, then Landlord shall return to Tenant an amount sufficient to reduce the security deposit to the then required amount.

     Section 37.07. To the extent Landlord retains any cash security under this Lease, the same shall be deposited by Landlord in a federally insured money market account or in an interest bearing bank account, and the interest thereon, less a one percent (1%) administrative charge, shall be paid to Tenant no less often than annually, provided that Tenant is not then in default under the terms of this Lease.

                                   ARTICLE 38

                              Late Payment Charges

     If Tenant shall fail to pay any minimum rent or additional rent within five
(5) days after its due date, Tenant shall pay a late charge of $.05 for each $1.00 which remains unpaid after such period to compensate Landlord for additional expense in processing such late payment. In addition, if Tenant fails to pay any minimum rent or additional rent within ten (10) days after its due date, Tenant shall pay interest thereon from the date due until the date paid at the rate of one and one-half (1-1/2%) percent per month. If any check of Tenant in payment of any sum due under this lease, including but not limited to minimum rent and additional rent, fails to clear the bank, Tenant shall pay a charge of $100.00.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              THREE PARK AVENUE CO.

                              By: /s/ Charles Steven Cohen
                                 ________________________________
                                                         Landlord

                              MJN ENTERPRISES, INC.

                              By:  /s/ Murray Hidary
                                   -------------------------------
                                                            Tenant

                           FIRST AMENDMENT OF LEASE
                           ------------------------




          AGREEMENT, dated this 29 day of April, 1996, between THREE PARK AVENUE CO., a New York limited partnership having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord"), and MJN ENTERPRISES, INC., a New York corporation having an office at 3 Park Avenue, New York, New York 10016 ("Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord and Tenant have heretofore entered into a lease dated April 28, 1995 (the "Lease") for part of the 38th floor ("Existing Premises") in the building known as 3 Park Avenue, New York, New York ("Building"), for the term ending September 30, 2000; and

        WHEREAS, Tenant wishes to rent additional space on the 33rd floor (the "Additional Premises") and extend the term of the Lease, and Landlord is willing to do so, upon the terms and conditions hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter provided, Landlord and Tenant agree as follows:

        1. Except as otherwise herein defined, all terms contained in this Agreement shall for the purposes hereof have the same meaning ascribed to them in the Lease.

        2. Tenant has examined and agrees to accept the Additional Premises in its present "as is" condition and state of repair, subject to and upon substantial completion by Landlord, at Landlord's own expense, of all the work set forth in Schedule B attached hereto.

        3. A. Landlord shall deliver the Additional Premises to Tenant on the date that Landlord substantially completes its work (the "Effective Date"), and following the Effective Date, wherever the term Demised Premises is referred to in the Lease, the same shall mean, collectively, the Additional Premises, more particularly delineated in the plan annexed hereto as Schedule A, and the Existing Premises. Except as set forth on Schedule B, Landlord shall have no obligation to perform any other work in connection with preparing the Additional Premises for Tenant's occupancy. Landlord's work shall be deemed to be substantially completed even though minor details or adjustments, none of which materially interferes with Tenant's use of the Additional Premises, may not then have been completed, but Landlord agrees, at its sole cost and expense, to promptly thereafter complete all unfinished work. However, if Tenant shall enter into possession of the Additional Premises and commence the regular conduct of its business, the Effective Date shall be the date of such entry regardless of whether any of the foregoing events shall have occurred. In such event, Landlord agrees to promptly thereafter complete all unfinished work. Landlord shall give Tenant at least fifteen (15) days' prior written notice of the anticipated date of substantial completion, provided Landlord shall have no liability or responsibility to Tenant if the Additional Premises have not been substantially completed on the date set forth in Landlord's notice. Upon Tenant obtaining the building permit referred to in Schedule B, Landlord shall promptly thereafter commence its work and diligently perform the same at Landlord's sole cost and expense. If Landlord has not substantially completed its work within one hundred eighty (180) days after such building permit has been obtained (subject, however, to the provisions' of Article 34 of the Lease), then Tenant shall be entitled to an abatement of the minimum rent only, in addition to the abatement provided in Section 3.02 (as amended), equal to one (1) business day for each one (1) business day thereafter that the Additional Premises have not been substantially completed to the date of substantial completion.

        B. If, prior to the Effective Date, Tenant shall enter the Additional Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, except for the negligence of Landlord, its agents, contractors and employees.

        C. Promptly after the Effective Date, Landlord and Tenant will execute a statement in recordable form confirming the Effective Date in accordance with the foregoing provisions.

        4. Notwithstanding the provisions of Article 1, the term of the Lease shall be extended for the period commencing on the Effective Date and ending on a date which shall be five (5) years and five (5) months after the Effective Date (the "Extended Expiration Date"), plus the number of days required, if any, to have such term expire on the last day of the calendar month, or on such earlier date upon which said term may expire or terminate pursuant to any of the conditions or covenants of the Lease or pursuant to law.

        5. Commencing from and after the Effective Date, with respect only to the Additional Premises, the Lease is amended as follows:

                (a)  Section 3.01 (a) is amended to read as follows:

        "(a) a fixed minimum rent ("minimum rent") at the rate of $151,940.00 per annum (or $12,661.67 per month), plus the period from the Effective Date to the end of the month in which the same occurs if the Commencement Date is other than the first day of a month calculated on a pro rata basis; and"

                (b)  Section 3.02 is amended to read as follows:

                "Section 3.02. Notwithstanding the provisions of Section 3.01 hereof, and provided Tenant is not then in default under any of the provisions of this Lease after any applicable notice and expiration of any applicable cure period, Tenant shall be entitled to an abatement of part of the minimum rent only in the amount of $11,360.00 for each of the 1st, 2nd, 3rd, 4th and 5th months following the Effective Date; provided that the balance of minimum rent of $1,301.67 for each of said months shall be due and payable. Tenant acknowledges that the consideration for the aforesaid abatement of minimum rent is Tenant's agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. Therefore, if Tenant shall default under any of the terms, covenants and conditions beyond any applicable cure and grace period, the aggregate amount of all minimum rent that was abated shall immediately thereafter become due and payable by Tenant to Landlord. In the event of Tenant's failure to pay such aggregate amount to Landlord, Landlord shall be entitled to the same rights and remedies as in the event of Tenant's default in the payment of minimum rent. Except as otherwise expressly set forth herein, Tenant shall be required to pay additional rent and all other sums from and after the Effective Date."

                (c)     In Section 22.01:

                        (i) in subdivision (i), the `Tax Base Factor" shall mean the period from July 1, 1996 to June 30, 1997.

                        (ii) in subdivision (iii), the "comparative tax year" shall mean the tax year commencing July 1, 1997.

                        (iii) in subdivision (v), "the Percentage" shall mean "1.893%".

                (d)     In Section 22.02:

                        (i) in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate for the calendar year 1996, without fringes.

                        (ii) in subdivision (v), the "Multiplication Factor" shall mean 5,680.

                (e) In Section 232.03, the "Rent Inclusion Facor" shall mean $15,620.00.

        6.      Section 37.06 of the Lease is hereby deleted in its entirety.

        7. Landlord and Tenant represent and warrant that they had no dealings or negotiations with any broker or agent, other than Cohen Brothers Realty Corporation, in connection with this Agreement. Landlord will pay said broker a commission pursuant to separate agreement. Landlord and Tenant agree to indemnify and hold harmless the other from and against any cost, expense or liability for any compensation, commissions or charges arising out of a breach by the other of the representations contained in this paragraph.

        8. Except as modified by this Agreement, the Lease and all the terms, covenants and conditions thereof (except those which by their terms are no longer applicable) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.

                              3 PARK AVENUE CO.,
                              Landlord


                              By: /s/ Charles Steven Cohen
                                 ------------------------------------------

                              MJN ENTERPRISES, INC.
                              Tenant


                              By: /s/ Murray Hidary
                                 ------------------------------------------

                                                                    EXHIBIT 10.8
                           SECOND AMENDMENT OF LEASE
                           -------------------------

          AGREEMENT, dated this 4th day of October, 1997, between THREE PARK AVENUE CO., a New York limited liability partnership, having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord"), and EARTHWEB, INC., a Delaware corporation having an office at 3 Park Avenue, New York, New York 10016 ("Tenant").

                                  WITNESSETH:

          WHEREAS, Landlord and MJN Enterprises, Inc., Tenant's predecessor-in-interest, have heretofore entered into a lease dated April 28, 1995 for part of the 38th floor (the "38th Floor Premises"), as amended by agreement dated April 29, 1996 for part of the 33rd floor (the "33rd Floor Premises"), said lease and amendment hereinafter collectively called the "Lease" and said 38th Floor Premises and said 33rd Floor Premises hereinafter collectively called the "Existing Premises", in the building known as 3 Park Avenue, New York, New York ("Building"), for the term ending December 31, 2001; and

          WHEREAS, Tenant wishes to rent additional space consisting of the entire 32nd floor (the "Additional Premises") and, except for the 38th Floor Premises, extend the term of the Lease, and Landlord is willing to do so, upon the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter provided, Landlord and Tenant agree as follows:

     1. Except as otherwise herein defined, all terms contained in this Agreement shall for the purposes hereof have the same meaning ascribed to them in the Lease.

     2. Tenant has examined and agrees to accept the Additional Premises in its present "as is" condition and state of repair, subject to and upon substantial completion by Landlord, at Landlord's own expense, of all the work set forth in Schedule B attached hereto.

     3. A. Landlord shall deliver the Additional Premises to Tenant on the date that Landlord substantially completes its work (the "Effective Date"), and following the Effective Date, wherever the term Demised Premises is referred to in the Lease, the same shall mean, collectively, the Additional Premises, more particularly delineated in the plan annexed hereto as Schedule A, and the Existing Premises.

         B. Except as set forth on Schedule B, Landlord shall have no obligation to perform any other work in connection with preparing the Additional Premises for Tenant's occupancy. Landlord's work shall be deemed to be substantially completed even though minor details or adjustments, none of which materially interferes with Tenant's use of the Additional Premises, may not then have been completed, but Landlord agrees, at its sole cost and expense, to promptly thereafter complete all unfinished work. However, if Tenant shall enter into possession of the Additional Premises and commence the regular conduct of its business, the Effective Date shall be the date of such entry regardless of whether any of the foregoing events shall have occurred. In such event, Landlord agrees to promptly thereafter complete all unfinished work. Landlord shall give Tenant at least fifteen (15) days' prior written notice of the anticipated date of substantial completion, provided Landlord shall have no liability or responsibility to Tenant if the Additional Premises have not been substantially completed on the date set forth in Landlord's notice. If Landlord installs the additional risers referred to in Section 23.01, then the installation of such risers shall be considered in determining whether Landlord has substantially completed its work. Landlord shall, at the cost and expense of Tenant, promptly obtain the building permit referred to in Schedule B, and promptly thereafter commence its work and diligently perform the same at Landlord's sole cost and expense. If Landlord has not substantially completed its work within one hundred eighty (180) days after such building permit has been obtained (subject, however, to the provisions of Article 34 of the Lease), then Tenant shall be entitled to an abatement of the minimum rent only, in addition to the abatement provided in Section 3.02 (as amended), equal to one (1) business day for each one (1) business day thereafter that the Additional Premises have not been substantially completed to the date of substantial completion.

          C. If, prior to the Effective Date, Tenant shall enter the Additional Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, except for the negligence of Landlord, its agents, contractors and employees.

          D. Promptly after the Effective Date, Landlord and Tenant will execute a statement in recordable form confirming the Effective Date in accordance with the foregoing provisions.

     4. Notwithstanding the provisions of Article 1, the term of the Lease with respect only to the 33rd Floor Premises and Additional Premises shall be extended for the period commencing on the Effective Date and ending on the date which shall be ten (10) years after the Effective Date (the "Extended Expiration Date"), plus the number of days required, if any, to have such term expire on the last day of the calendar month, or on such earlier date upon which said term may expire or terminate pursuant to any of the conditions or covenants of the Lease or pursuant to law. The term of the Lease with respect to the 38th Floor Premises shall end on

December 31, 2001, and Tenant shall vacate and surrender possession of the same to Landlord on or before said date.

     5. Commencing from and after the Effective Date, the Lease is amended as follows:

          A. With respect only to the 38th Floor Premises:

             (i) Section 3.01(a) is amended to provide that, for the period from the Effective Date to December 31, 2001, the minimum rent shall be at the rate of $119,232.00 per annum (or $9,936.00 per month).

             (ii) In Section 23.03, the "Rent Inclusion Factor" shall mean $18,432.00.

          B. With respect only to the 33rd Floor Premises:

             (i) Section 3.01(a) is amended to read as follows:

                 (a) "a fixed minimum rent (the "minimum rent") at the following annual rates:

                 (i) $163,811.20 per annum (or $13,650.93 per month) for the period following the Effective Date to December 31, 2001; and

                 (ii) $169,491.20 per annum (or $14,124.27 per month) for the period from January 1, 2002 to the end of the fifth (5th) year following the Effective Date; and

                 (iii)  $183,691.20 per annum (or $15,307.60 per month) for the last five (5) years of the term of this Lease; and"

            (ii) In Section 22.01, for the period commencing from and after January 1, 2002:

                 (a) in subdivision (i), the "Tax Base Factor" shall mean the period from July 1, 1997 to June 30, 1998.

                 (b) in subdivision (iii), the "comparative tax year" shall mean the New York City real estate tax year commencing July 1, 1998 and each subsequent New York City real estate tax year.

            (iii) In subdivision (ii) of Section 22.02, for the period commencing from and after January 1, 2002, the "Base Wage Rate" shall mean the Wage Rate for calendar year 1997, without fringes.

            (iv) In Section 23.03, for the period commencing from and after the Effective Date, the "Rent Inclusion Factor" shall mean $27,491.20.

          C.  With respect only to the Additional Premises:

              (i) Section 3.01(a) is amended to read as follows:

                  "(a) a fixed minimum rent (the "minimum rent") at the following annual rates:

                  (i) $575,000.00 per annum (or $47,916.67 per month) for the first five (5) years from the Effective Date, prorated to the end of the month in which the same occurs if the Effective Date is other than the first day of a month; and
                 (ii) $632,500.00 per annum (or $52,708.33 per month) for the last five (5) years of the term of this Lease; and"

             (ii) Section 3.02 is amended to read as follows: "Section 3.02. Notwithstanding the provisions of Section 3.01 hereof, and provided Tenant is not then in default under any of the monetary provisions of this Lease after any applicable notice and expiration of any applicable cure period,

       Tenant shall be entitled to an abatement of the minimum rent only in the amount of $47,916.67 for each of the 1st, 2nd, 3rd, 4th, 17th, 18th and 19th and 20th months following the Effective Date. Tenant acknowledges that the consideration for the aforesaid abatement of minimum rent is Tenant's agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. Therefore, if Tenant shall default under any of the monetary provisions of this Lease, Tenant shall thereafter not be entitled to any further abatement and every installment of minimum rent becoming due shall be payable without such abatement until such monetary default has been cured, and Tenant shall thereafter be entitled to any abatement remaining to be applied against minimum rent. However, if by reason of Tenant's default under any of the provisions of this Lease, this Lease shall be terminated, then the aggregate amount of all minimum rent that was abated shall immediately thereafter become due and payable by Tenant to Landlord in addition to the damages referred to in Section 16.06. Except as otherwise expressly set forth herein, Tenant shall be required to pay additional rent and all other sums from and after the Effective Date."

           (iii)  In Section 22.01:

            (a) in subdivision (i), the "Tax Base Factor" shall mean the period from July 1, 1997 to June 30, 1998.

            (b) in subdivision (iii), the "comparative tax year" shall mean the New York City real estate tax year commencing July 1, 1998 and each subsequent New York City real estate tax year.

            (c)    in subdivision (v), "the Percentage" shall mean "4.3396%".

           (iv)   In Section 22.02:

            (a) in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate for the calendar year 1997, without fringes.

            (b) in subdivision (vi), the "Multiplication Factor" shall mean 23,000.

     6. With respect only to the Additional Premises, Article 23 of the Lease is deleted in its entirety, and the following Article is substituted in its place:

                                  "ARTICLE 23

                                  Electricity

          Section 23.01. Landlord shall provide electricity to the Demised Premises on a submetering basis, through one or more independent time of day (or use) submeters and risers, feeders and similar electrical equipment. Such submetering equipment and any additional riser to accommodate the service capacity required by Tenant, exceeding the existing capacity of six (6) watts per usable square foot, to be installed by Landlord, at the sole expense of Tenant. Any riser(s) shall terminate at a disconnect switch to be located at a point designated by Landlord in electrical closet(s) on the floor of the Additional Premises. Such disconnect switch shall be the sole source from which Tenant is to obtain electricity. Such submeter(s) shall at all times be maintained by Tenant, at its expense unless damaged due to the negligence by Landlord, its agents, employees or contractors. Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this Lease by Landlord but not more than those specified in the service classification in effect from time to time pursuant to which Landlord then purchases electric current from the public utility corporation serving the part of the City where the Building is located plus a fee equal to twelve (12%) percent of such charges, representing agreed upon administrative and overhead costs to Landlord. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefore shall be rendered monthly or at such other times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent, within ten (10) days thereafter, without any set-off or deduction. If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord.

          Section 23.02 Tenant agrees not to connect any electrical equipment of any type to the Building electric distribution system, beyond that on Tenant's approved plans for initial occupancy, other than lamps, typewriters, personal computers, network servers and other office equipment which is used in Tenant's business as presently conducted on the date hereof and set forth on the electrical survey attached hereto as Schedule C, and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines in the Demised Premises which would result in an overload of the electrical circuits servicing the Demised Premises.

          Section 23.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to the negligence of Landlord. Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant's electrical equipment, except in connection with the initial work as set forth in Schedule B.

          Section 23.04. Tenant's connected electrical load in the Demised Premises, including lighting, shall not at any time exceed the service capacity initially required by Tenant as provided in Section 23.01. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electrical service, Tenant shall not, without Landlord's prior consent in each instance, which consent shall not be unreasonably withheld, make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

          Section 23.05. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord so elects to discontinue furnishing electric energy to tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said public utility. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that they are available, suitable and safe for such purposes.

All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, and which are to be located within the Demised Premises, shall be installed and maintained by Tenant at its expense."

     7. Provided Tenant has agreed upon the cost of the Systems (as hereinafter defined), Landlord shall furnish and install in the Additional Premises, at the sole cost and expense of Tenant, air-cooled supplemental air conditioning systems (the "Systems"), as more particularly shown on Tenant's plans and specifications referred to in Schedule B annexed hereto. Tenant, at its own cost, shall maintain such Systems in good condition and repair and shall make any replacements thereof as may be required. Tenant may hook said Systems on to the existing duct work in the Additional Premises. However, in no event shall Landlord have any liability or responsibility if the HVAC system in the Additional Premises does not perform pursuant to its design specifications. Landlord represents that the design CFM for the 32nd floor for both the north and south main interior trunk takeoff is 5,500 CFM's each, with the capability of maintaining, within tolerances normal in first-class office buildings, inside space conditions of 78 degrees Fahrenheit dry bulb and fifty (50%) percent relative humidity when outside conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb. The foregoing design conditions shall be based on an occupancy of not more than one person per 100 square feet, and upon a combined lighting and standard electrical load not to exceed four (4) watts per usable square foot (excluding the Building HVAC), unless energy and or water conservation laws or requirements of public authorities, shall mandate for any reduction in operation below said design criteria, in which case such equipment shall be operated in accordance therewith. Tenant, at its own expense, shall obtain in its own name the use permits for such Systems and provide Landlord with copies of same. Tenant shall also obtain and pay for all annual renewal fees in connection therewith, and provided Landlord with a copy of such annual renewals. Tenant shall indemnify and hold Landlord harmless from and against any loss, claims, costs and expenses (including reasonable attorneys' fees) in connection with the repair and maintenance of said Systems. Upon the expiration of the term of this Lease, Tenant, at its own cost, shall remove such Systems, shall restore the Demised Premises to the extent of any damages caused by such removal to its condition existing prior to the installation of the Systems and repair any damage to the Demised Premises caused by the removal of the Systems.

          Landlord, following its review of Tenant's plans and specifications for the Systems, shall notify Tenant of the proposed cost of same. Upon Tenant's approval of such cost, Tenant shall pay the same in installments in the percentage amounts as more particularly set forth on the Payment Completion Schedule annexed hereto as Exhibit D.

     8. Pursuant to the provisions of Article 37 of the Lease, Landlord is holding as security under the Lease a Letter of Credit in the amount of $57,000. The parties hereto agree that the amount of the security deposit referred to in said Article 37 shall be increased to $287,000, and wherever the amount of $57,000 is referred to in said Article 37, the same shall now mean $287,000. Concurrently with the execution of this Agreement, Tenant shall either deliver to Landlord a replacement Letter of Credit meeting the criteria set forth in
Section 37.02 in the amount of $287,000 and Landlord will then return to Tenant the existing Letter of Credit, or Tenant will deliver to Landlord an amendment to the existing Letter of Credit increasing the amount thereof to $287,000.

     9.  The Lease is hereby further amended as follows:

         A. In Section 4.01, the words "and for a computerbased telecommunications business related thereto" are deleted.

         B. In Section 4.02, in clause (1), after the word "food", the words "except the warming of food through a microwave" are inserted; and in clause (3) after the word "Premises", the words "except for the sale of software systems other than to the general public;" are inserted.

         C. Section 5.01 is amended as follows:

            (i) The following is inserted at the end of the last sentence:

            "Notwithstanding the foregoing, subject to Landlord's prior written consent which shall not be unreasonably withheld or delayed, Tenant may make non-structural interior alterations, provided the same do not adversely affect the structural integrity of the Building or the building systems, do not adversely affect the tenants and do not violate the provisions of any mortgage covering the Building. Tenant shall also have the right, at its own expense, without Landlord's consent but subject to Landlord's approval of contractors, to furnish and install fiber optic cable."

            (ii) Tenant shall not be obligated to remove any of the initial improvements made by Landlord in both the Existing Premises and in the Additional Premises. Tenant shall also not be obligated to remove any improvements thereafter made by Tenant, unless at the time that Landlord consents to such improvements, Landlord notifies Tenant that such improvements must be removed at the end of the term of the Lease.

           (iii) Upon the request of Tenant, Landlord at Landlord's expense, shall furnish and install a solar type film on the exterior of the windows of the Demised Premises.

         D. Section 5.02 is amended by adding at the end thereof, subdivision
(e) to read as follows:

            "(e) Plans and specifications for the work. "

         E. Section 8.01(a), in clause (i), the word "occupancy" is deleted and the word "particular" is substituted in its place.

         F. In Section 9.03(a)(i), the amount of insurance therein provided shall be increased to $3,000,000.00.

         G. In Section 10.01, in the event of the abatement of minimum rent, there shall also concurrently be an abatement of additional rent set forth in
Article 22 in the same proportion as the abatement of minimum rent.

         H. In Section 11.07(d), the following words are added at the end thereof: "provided other space in the Building is available."

         I. In Section 11.10(b), on the 4th line after the word "rent" the words "and additional rent" are inserted.

         J. In Section 11.10, the following subdivision (c) is added at the end thereof, to read as follows:

             "(c) For the purposes of computing the sums payable by Tenant to Landlord under subparagraphs (a) and M hereof, there shall be deducted from the consideration payable to Tenant by any assignee or sublessee any transfer taxes, reasonable attorneys' fees, brokerage commissions, advertising costs and fix-up costs paid by Tenant with respect to such assignment or subletting, but only to the extent any such sums are allocable to the period of this Lease (in the case of any assignment), or the term of any sublease, assuming the same are amortized over the term of this Lease or sublease, as may be applicable."

         K. In Section 11.11, on the 12th line, after the word "assets", the words "or stock or other ownership interests" are added; and clause (i) is deleted in its entirety and the following is substituted in its place:

            "(i) any successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named as of the date of this Lease, and"

         L. Section 11.14 is amended to provide that Tenant shall be entitled to 35 lines on the Building directory.

         M. In Section 21.06, the words "police power and the provisions of
Article 34." are added at the end thereof.

         N. Section 21.07 is hereby added at the end of Article 21, to read as follows:

            "Section 21.07. Landlord agrees to maintain the Building as a first-class office building in a manner similar to other first-class office buildings in the vicinity of the Building."

         O. The following is added at the end of Section 22.02(a)(i), to read as follows:

            "Notwithstanding the foregoing, if at any time such hourly wage rate is different for new hire and old hire Porters, then thereafter such hourly rate shall be based on the weighted average of the wage rates for the different classifications of Porters."

         P.  With respect to the Existing Premises only:

             (i) Section 23.01 is deleted in its entirety and the following is substituted in its place:


                                  "ARTICLE 23

                               Electric Inclusion
Section 23.01.

             (a) Landlord shall furnish electric energy on a rent inclusion basis to the Demised Premises, the charges therefor being included in the minimum rent. The amount included in the minimum rent is based upon the normal use of such electric energy for lighting and for the normal use of lamps, typewriters, personal computers, network servers and other office equipment as presently installed in the Demised the 38th Floor Premises and/or the 33rd Floor Premises. Tenant may, at its own expense, cause a survey to be made by an independent electrical consultant selected by Tenant of the amount of the reduction in electrical energy consumed therein by Tenant, and the minimum rent and Rent Inclusion Factor for the applicable floor shall be reduced by the amount of such reduction determined by such consultant. Landlord shall have the right to dispute such determination in the manner as provided in Section 23.02 and if the parties are unable to agree on the determination of such reduction, then the same shall be finally determined in the manner provided in Section 23.02.

           (iii) Tenant shall have the one-time right, at any time, to elect to have Landlord provide electricity on a submetering basis to either one or both of the 38th Floor Premises and 33rd Floor Premises, upon at least thirty (30) days' prior written notice to Landlord. Landlord shall then arrange for the supply of electricity on such submetering basis as promptly as practical subject to and in accordance with the provisions of Article 23 as more particularly set forth in paragraph 6 of this Agreement, except that submeters may be placed on the respective floors. In such event, with respect to either or both of the 38th Floor Premises and 33rd Floor Premises for which Tenant shall have elected submetering, (a) Article 23 of the Lease shall be deleted and Article 23 as set forth in paragraph 6 of this Agreement shall be substituted in its place, and (b) the minimum rent shall be reduced by the amount of the Rent Inclusion Factor applicable thereto.

         Q. Article 26 is deleted in its entirety and the following is substituted in its place:

                                  "ARTICLE 26

                              Estoppel Certificate

          Each party shall at any time, and from time to time, within ten (10) days after so requested by the other party execute, acknowledge and deliver to the other party, a statement addressed to the other party stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating whether or not, to the best knowledge of such party, there exists any default by the other party under this Lease, and, if so, specifying each such default, and
     (d) with respect to Tenant, such other information as may be reasonably required by Landlord or any mortgagee, it being intended that any such statement may be relied upon by the other party, by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the Lessee's estate under the Net Lease or under any ground or other underlying lease, or may be relied upon by the Lessor under the Net Lease or under any other ground or other underlying lease covering the premises described in the Net Lease or a purchaser of Lessee's estate under the Net Lease or under any other ground or underlying lease covering the premises described in the Net Lease or any interest therein, or any permitted assignee or sublessee of Tenant."

         R. In connection with Article 38, on the second line "five (5) days" shall be changed to "ten (10) days"; on the third line "$.05" shall be changed to "$.03"; and on the sixth line "ten (10) days" shall be changed to "fifteen
(15) days."

         S. In Schedule F, paragraph (j), on the 5th line, after the word "question", the remainder of this paragraph is deleted and the words "the term of the Lease has not expired or been terminated." is substituted in its place.

    10. Notwithstanding the provisions of Section 25.01, within forty-five (45) days from the date hereof, Landlord shall obtain from the holder of any mortgage which is a lien on the Lessee's estate under the Net Lease, an agreement ("non-disturbance and attornment agreement"), providing in substance that Tenant's possession of and rights in the Demised Premises shall remain undisturbed, so long as Tenant is not in default under the provisions of this Lease, after any applicable notice and the expiration of any periods of grace, and providing that Tenant agrees in said instrument to attorn to such mortgagee as its landlord under this Lease. Concurrently with the execution of this Lease, Tenant has executed a non-disturbance and attornment agreement with respect to the existing mortgagees. Landlord further agrees that this Lease shall not be subject or subordinate to any hereafter placed mortgage, unless and until (in all such instances, as applicable) Landlord shall have obtained the appropriate nondisturbance and attornment agreement for the benefit of Tenant (subject to Tenant's obligations to execute said agreements.)

    11. Landlord represents that on the Effective Date the Additional Premises will be in compliance with all Governmental Requirements.

    12. Landlord and Tenant represent and warrant that they had no dealings or negotiations with any broker or agent, other than Cohen Brothers Realty Corporation, in connection with this Agreement. Landlord will pay said broker a commission pursuant to separate agreement. Landlord and Tenant agree to indemnify and hold harmless the other from and against any cost, expense or liability for any compensation, commissions or charges arising out of a breach by the other of the representations contained in this paragraph.

    13. Except as modified by this Agreement, the Lease and all the terms, covenants and conditions thereof (except those which by their terms are no longer applicable) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.


                                 THREE PARK AVENUE CO.

                                 By:  /s/ Charles Steven Cohen
                                      ---------------------------
                                      Charles Steven Cohen, Agent
                                      Landlord



                                 EARTHWEB, INC.
                                 Tenant


                                 By:  /s/ Murray Hidary
                                      ---------------------------
                                             Tenant